Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Industrial Services of America, Inc. (the “Company”) of our report dated March 31, 2014, relating to our audit of the consolidated financial statements of the Company, which appears in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2013.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Mountjoy Chilton Medley LLP

Louisville, Kentucky

December 1, 2014